UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 24, 2020 (July 22, 2019)

FREECOOK

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	7370 (Primary Standard Industrial Classification Code Number)	38-4053064 (I.R.S. Employer Identification Number)

Vilniaus g.31

Vilnius, LT-01402, Lithuania

T: +15404950016

Direct: +370.6263.5884

(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ( )	Large accelerated filer ( )	Non-accelerated filer ( )	Smaller reporting company (X)

Explanatory Note

On July 23, 2019, we filed a Form 8-K to report updates in numbers and designation of the Company’s authorized shares (“Original Filing”). This Form 8/A is fully compliant with the Original Filing and does not contradict with it. This Form 8-K/A is to provide additional details and corrections to the numbers of authorized shares. This present filing speaks as of the date of the Original Filing.

Item 3.03. Material Modification to Rights of Security Holders.

On July 22, 2019, the Board of Directors resolved to perform a cancellation procedure of 3,950,000 restricted shares of the Company. As a result of the cancellation, the number of restricted shares of the Company shall be adjusted from 4,000,000 shares to 50,000 shares (fifty thousand shares).

On July 22, 2019, the Company’s Board of Directors, along with the vote of the majority shareholder of the Company resolved to effect a forward split of the outstanding common stock, $0.001 par value, on a one (1) for twenty (20) basis (“Forward Stock Split”); the number of outstanding Common Stock will increase from 1,164,080 to 23,281,600 (Post-Split Shares) of which 3,000,000 will be restricted/control shares.

Item 5.  Corporate Governance & Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors, along with the majority shareholder of the Company, resolved on July 22, 2019 to increase the number of authorized shares from 75,000,000 to 255,000,000 shares, 5,000,000 of which shall be designated as Preferred Shares.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On July 22, 2019, the Board of Directors, along with the majority stockholder, resolved that the 5,000,000 Preferred Shares shall have 5 voting rights and shall be issued to Natalija Tunevic in exchange for the cancelled 3,950,000 restricted shares that Ms. Tunevic owned previously; each one share of Preferred Shares shall have the voting rights of five outstanding common shares. The 5,000,000 Preferred Shares will not be affected by the forward 20 for 1 split. The number of 5,000,000 Preferred Shares will remain the same post-split.

Item 8.01. Other Events.

On July 22, 2019, the Board of Directors of FreeCook, a Nevada corporation (the “Company”) approved a name change of the Company.  The new name for the Company shall be Trend Innovations Holding, Inc.

On July 22, 2019, the Company obtained written consent of the majority stockholder, holding 4,000,000 shares of the Company’s outstanding common stock, which is equal to 78% of the voting power of the Company’s outstanding capital stock, as of July 22, 2019, to change the name of the Company.

Effective August 26, 2019, or such other date as all conditions and requirements to effectuate a name change are satisfied, the new name of the Company will be Trend Innovations Holding, Inc.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 24, 2020	FREECOOK CORPORATION

	By:	/s/	Natalija Tunevic
		Name:	Natalija Tunevic
		Title:	President, Treasurer, Secretary and Director
(Principal Executive, Financial and Accounting Officer)